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IDS Market Advantage Series, Inc.
File No. 33-30770/811-5897

                                  EXHIBIT INDEX


Exhibit (h)(7):            Transfer Agency Agreement dated Feb. 1, 1999

Exhibit (i):               Opinion and consent of counsel

Exhibit (j):               Independent Auditors Consent

Exhibit (n):               Financial Data Schedules

Exhibit (p)(2):            Officers' Power of Attorney, dated March 1, 1999